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                                                                    EXHIBIT 32.2


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 10-Q of The Lamson & Sessions Co. (the "Company") for the period ended October 2, 2004 as filed with the Securities and Exchange Commission (the "SEC") on October 28, 2004 (the "Report"), the undersigned officer of the Company certifies that, to such officer's knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

     A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request. This certification is provided solely pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or "filed" for any purpose whatsoever.


Date:  October 28, 2004



                                     /s/ James J. Abel
                                     -------------------------------------------
                                     James J. Abel
                                     Executive Vice President, Secretary,
                                     Treasurer and Chief Financial Officer
                                     (Principal Financial Officer)